EXHIBIT 5.5
                                                                     -----------


                        [RYDER SCOTT COMPANY LETTERHEAD]



                                LETTER OF CONSENT




RE:      SHORT FORM BASE SHELF PROSPECTUS OF CANADIAN NATURAL RESOURCES LIMITED

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We are a firm of independent geological and petroleum engineering consultants of
Calgary, Alberta having prepared corporate evaluation reports entitled "CNR International (U.K.) Limited Offshore North Sea, UK Offshore West Africa
Constant Parameters" and "Canadian Natural Resources Limited Certain Leasehold and Royalty Interests In Canada Mechanically Updated Constant Parameters" (the "Reports") of certain oil and gas properties of Canadian Natural Resources Limited. The Reports were for the year ended December 31, 2004 and dated
February 18, 2005.

We refer to the Registration Statement on Form F-9 dated June 3, 2005 (the "Registration Statement") relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement. We have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein and derived from the Report, or that is within our knowledge as a result of the services performed by us in connection with the Report.


 Yours truly,


                                              /s/ Ryder Scott Company-Canada

                                              RYDER SCOTT COMPANY-CANADA



June 3, 2005
Calgary, Alberta





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